Exhibit 3.29

NATIONAL COMPANIES AND SECURITIES COMMISSION

COMPANIES (VICTORIA) CODE

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

QUETACK PTY. LTD.

CORRS
Solicitors

350 William Street
Melbourne
Victoria 3000

(03) 320 5555

Companies (Victoria) Code

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

QUETACK PTY. LTD.

1.                                       The name of the company is QUETACK PTY. LTD.

2.                                       Subject to the Companies (Victoria) Code, the Company has the rights, the powers and privileges of a natural person and, without limiting the generality of the foregoing, has power:

(a)                                  to issue and allot fully or partly paid shares in the Company;

(b)                                 to issue debentures of the Company;

(c)                                  to distribute any of the property of the Company among the members, in kind or otherwise;

(d)                                 to give security by charging uncalled capital;

(e)                                  to grant a floating charge on property of the Company;

(f)                                    to procure the Company to be registered or recognized as a body corporate in any place outside the State; and

(g)                                 to do any other act that it is authorised to do by any other law.

3.                                       The liability of the members is limited.

4.                                       The share capital with which the Company proposes to be registered is One Hundred Thousand dollars ($100,000.00) divided into One Hundred Thousand (100,000) shares of One dollar ($1.00) each with power to increase or reduce the capital and to divide the shares in the original or increased capital for the time being into several classes and to issue any part or parts of the original capital or increased capital for the time being with such deferred qualified or special rights privileges or conditions with reference to preferential guaranteed fixed fluctuating redeemable or to other dividend or interest or with such priority in the distribution of assets or otherwise as shall from time to time be determined by the Company.

5.                                       The full names addresses and occupations of the subscribers to this Memorandum of Association are as follows:

PETER DEAN	and	BRENDA DEAN
37 Jones Road		37 Jones Road
Tyabb 3913		Tyabb 3913
Consultant		Consultant

We, the several persons whose names are subscribed hereto are desirous of being formed into a Company in pursuance of the Memorandum of Association and respectively agree to take the number of Shares in the capital of the Company set out opposite our respective names.

Signature of Subscribers	Number of Shares	Signature and Address of Witness

PETER DEAN	One Share
37 Jones Road
Tyabb 3913 (Consultant)

VALERIE JUNE GREGORY
427 Frankston-Flinders Road
Tyabb 3913
(Secretary)

BRENDA DEAN	One Share
37 Jones Road
Tyabb 3913 (Consultant)

Dated 1st April 1989

INDEX OF ARTICLES

SECTION & DESCRIPTION

INTERPRETATION
1.-2.	Meanings assigned to words and expressions.

PROPRIETARY CLAUSE
3.	Section 34 restrictions conditional to a Proprietary Company.

EXEMPT PROPRIETARY
4.	Exempt status of Company as defined in Section 5 (1).

CAPITAL CLAUSE
5.	Nominal capital and division of shares.

SHARES
6. -9.	Conditions and rights of shares and control thereof.
10.	Modification of rights.
11. -12.	Share certificates.
13.-17.	Lien on shares.
18.-27.	Calls on shares.
28. -30.	Transfer of shares.
31. -33.	Transmission of shares.
34. -42.	Forfeiture of shares.

CONVERSION OF SHARES INTO STOCK
43. -46.

ALTERATION OF CAPITAL
47. -54.	Increases, consolidation and altering rights to share capital.

BORROWING POWERS
55. -58.	Directors borrowing authority on behalf of Company.

GENERAL MEETINGS
59. -62.	Requirements to hold annual general meeting (Section 240) convening of general meetings on requisition (Section 241).
63. -74.	Proceedings at general meetings.
75. -89.	Voting of members.
90.	Deadlock provision.

DIRECTORS
91. -92.	Minimum and maximum.
93.	Vacation of office.

SECTION & DESCRIPTION

94.	Contracts of Directors.
96. -98.	Managing Director.
99. -102.	Powers of Directors.
103. -104.	Minutes of Directors Meetings.
105. -112.	Proceedings of Directors.
113.	Alternate Directors.

BRANCH REGISTER
114.

SECRETARY
115.

THE SEAL
116.	Signing and countersigning.

DIVIDENDS AND RESERVE
117. -127.

ACCOUNTS
128.	Proper accounts to be kept in accordance with Code.

CAPITALISATION OF PROFITS
129. -130.

AUDITORS
131.

NOTICES
132. -136.	Serving of notices by Company.

WINDING UP
137.-138.

INDEMNITY
139. -140.	Directors and officers indemnified out of Company funds.

Victoria

Companies (Victoria) Code

A Company Limited by Shares

ARTICLES OF ASSOCIATION

of

QUETACK PTY. LTD.

INTERPRETATION

1.                                       (a)                                  In these Articles unless there be something in the subject or context inconsistent therewith the following words and expressions shall have the several meanings hereby assigned to them that is to say: -

“The Code” shall mean the “Companies (Victoria) Code” of the State of Victoria or any statutory modification amendment or re-enactment thereof for the time being in force.

“Alternate Director” means any person who for the time being holds office as an Alternate Director duly appointed in accordance with Article 113.

“These Articles” shall mean these Articles of Association as originally adopted or as from time to time duly added to or amended.

“The Company” shall mean the abovementioned Company.

“Directors” and “Board” shall mean all or any number of the Directors for the time being of the Company acting in accordance with these Articles.

“Dividend” shall mean any dividend arising from the division of the profits of the Company and shall include “bonus”.

“Member” shall mean a registered holder of any share or stock of the Company.

“Office” or “Registered Office” shall mean the registered office for the time being of the Company in its State of incorporation.

“Paid” shall mean paid or credited as paid.

“The Register” shall mean the register of members of the Company required to be kept by Section 256 of the Code.

“Registered Holder” shall mean any person for the time being registered in the Register as the holder of any shares or stock of the Company.

“The Seal” or “The Common Seal” shall mean the common seal of the Company.

“The Secretary” shall mean and include the Secretary and any assistant or acting Secretary and any other person for the time being appointed to perform whether alone or in addition to any other person or persons the duties of a Secretary of the Company.

“Special Resolution” shall have the meaning assigned to that expression by Section 248 of the Code.

“Subsidiary” means any company or corporation which for the time being is deemed to be a subsidiary of the Company in accordance with Section 7 of the Code.

“In writing” and “written” shall include printing and lithography and other modes of reproducing or representing words in a visible form.

Words or expressions contained in these regulations shall be interpreted in accordance with the provisions of the Code as in force at the date at which such interpretation is required.

(b)                                 In these Articles unless a different intention shall appear: -

(i)                                     words importing the singular number only shall include the plural number and vice versa;

(ii)                                  words importing the masculine gender only shall include the feminine gender; and

(iii)                               words importing persons shall include companies and corporations.

(c)                                  Any heading or marginal notes inserted in these Articles are included for convenience only and shall not affect the construction thereof.

2.                                       The regulations contained in table “A” in the Third Schedule of the Code shall not apply to the Company except in so far as they are repeated or contained in these Articles.

PROPRIETARY COMPANY

3.                                       The Company is a Proprietary Company and accordingly: -

(a)                                  The right to transfer shares tn the Company is restricted as hereinafter provided.

(b)                                 The number of members of the Company (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who, while previously in the employment of the Company or of its subsidiary was, and thereafter has continued to be, a member of the Company) shall not exceed fifty.

(c)                                  Any invitation to the public to subscribe for, and any offer to the public to accept subscriptions for, any shares in, or debentures of, the Company is hereby prohibited.

(d)                                 Any invitation to the public to deposit money with, and any offer to the public to accept deposits of money with the Company for fixed periods or payable at call whether bearing or not bearing interest is hereby prohibited.

EXEMPT PROPRIETARY COMPANY

4.                                       (a)                                  The Directors may as a condition precedent to the registration of any person as the holder of a share require that person and in the case of a transfer of that share the transferor or both to furnish them with any information supported (if the Directors so require) by a Statutory Declaration which they may consider necessary to enable them to determine whether or not such registration will result in the Company ceasing to be an exempt proprietary company within the meaning of the Code and if the Directors shall be of opinion that as a result of any such registration the status of the Company as an exempt proprietary company may or will be imperilled they may decline to register such person in respect of such share.

(b)                                 The Directors may at any time require any person whose name is entered in the Register to furnish them with any information supported (if the Directors so require) by a Statutory Declaration which they may consider necessary for the purpose of determining whether or not the Company is an exempt proprietary company within the meaning of the Code.

(c)                                  If the Directors consider that by reason of the holding of any share by any person the Company is no longer an exempt proprietary company they may give notice to such person in writing calling upon him to take such steps as shall in their opinion be necessary to ensure the status of the Company as an exempt proprietary company provided that if any such notice is not complied with within three months of the date on which it is given the Directors may authorise some other person to take the steps or any of them required by such notice as so far as may be necessary to execute a valid transfer of the share to some person nominated by them at a price equivalent to the fair market value of the share at that time as determined by the Company’s Auditors.  In making any such determinations the Auditors shall act as experts and not as arbitrators.  The purchaser of any share under this power shall not be concerned to see to the application of the purchase money nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

(d)                                 If any requirement of paragraph (b) or paragraph (c) of this Article is not complied with the Directors may withhold all dividends or other payments due or becoming due to the holder (either alone or jointly with any other person) of the share in respect of which the requisition or notice as aforesaid is given.

(e)                                  A requisition or notice referred to in this Article may include several shares and in such case shall operate as if it were a separate notice or requisition in respect of each share so included.

CAPITAL

5.                                       The capital of the Company is One Hundred thousand dollars ($100,000.00) divided into One Hundred thousand (100,000) shares of One dollar ($1.00) each.

SHARES

6.                                       (a)                                  Subject to the provisions of these Articles and without prejudice to any special rights previously conferred on the holders of any shares or class of shares and save as provided by any contract with the Company the shares shall be under the control of the Directors who may allot or otherwise dispose of the same to such persons on such terms and conditions at such times and either at a premium or at par or (subject to the provisions of Section 118 of the Code) at a discount and with such preferred deferred or other special rights restrictions or exclusions whether in regard to dividend voting return of capital or otherwise and as belonging to the same class or to different classes as the Directors may determine with full power to give to any person the call of any shares either at par or at a premium and for such time and for such consideration as the Directors think fit.

(b)                                 The Company shall have power to issue preference shares which are or at the option of the Company are to be liable to be redeemed and subject to the provisions of Section 120 of the Code the Directors may exercise such power in any manner they may think fit.

7.                                       (a)                                  Where any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works of buildings or the provision of any plant which cannot be made profitable for a long period the Company may subject to the approval of the Court as required by Section 133 of the Code and to the conditions and restrictions mentioned in the said Section pay interest on so much of that share capital as is for the time being paid up and may charge any sum so paid by way of interest to capital as part of the cost of construction of the work or buildings or the provision of plant as the case may be.

(b)                                 The Company shall not give whether directly or indirectly and whether by means of a loan guarantee the provision of security the release of an obligation the forgiving of a debt or otherwise any financial assistance for the purpose of or in connection with the acquisition or proposed acquisition by any person of shares or units of shares in the Company or in a holding company (if any) of the Company nor shall the Company in any way directly or indirectly acquire shares or units of shares in the Company or purport to acquire shares or units of shares in a holding Company of the Company or lend money on the security of its own shares or units of shares or shares or units of shares in a holding

Company of the Company but nothing in this Article shall prohibit or prevent any such transactions as are mentioned in sub-sections (7) (8) (9) (10) and (17) of Section 129 of the Code nor shall prejudicially affect the power of the Company to enforce repayment of any loans made to members of the Company or to exercise any lien arising by virtue of Article 13.

8.                                       Without prejudice to the right of the Company and/or any person to do any of the things mentioned in Sections 260 and 261 of the Code and except as by some competent Court order or as otherwise by law required no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable contingent future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

9.                                       The Directors shall ensure that the Company keeps a register giving with respect to each Director of the Company the information required by Section 231 of the Code.

MODIFICATION OF RIGHTS

10.                                 If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may whether or not the Company is being wound up be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.  To every such separate general meeting the provisions of these Articles relating to General Meetings of the Company shall mutatis mutandis apply but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and so that if at any adjourned meeting of such holders a quorum as above defined is not present such of those holders as are present shall be a quorum and further so that any holder of shares of the class present in person or by proxy may demand a poll and on a poll shall have one vote for each share of that class held by him.

SHARE CERTIFICATES

11.                                 Every person whose name is entered as a member of the Company in the Register shall be entitled without payment to receive a certificate under the common seal or (in the case of a certificate relating to a share or shares on a branch register) under the common seal or an official seal of the Company in accordance with the Code but in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to any one of several joint holders shall be sufficient delivery to all such holders.

12.                                 If a certificate or any other document of title to shares is lost defaced or destroyed a duplicate certificate or other document in lieu thereof shall be issued by the Company upon and subject to the conditions set out in Section 182 of the Code on application by the registered holder of the share or shares represented by the certificate or other document of title so lost defaced or destroyed or alternatively on application by any other person who at the relevant time is the owner of such certificate or other document of title within the meaning of the term “owner” as used in the said Section 182.

LIEN ON SHARES

13.                                 The Company shall have a first and paramount lien on every share registered in the name of a member (whether solely or jointly with others) for all moneys (whether presently payable or not) due by him or his estate either alone or jointly with any other person to the Company.  The Company’s lien on a share shall extend to all dividends payable thereon.

14.                                 The Directors may at any time declare any share to be wholly or in part and conditionally or otherwise exempt from any lien which has arisen or may arise in favour of the Company.  Unless otherwise agreed the registration of a transfer of a share shall operate as a waiver of the Company’s lien if any on such share.

15.                                 The Directors may sell in such manner as they think fit any share on which the Company has a lien but no sale shall be made unless a sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

16.                                 To give effect to any sale for enforcing a lien in purported exercise of the powers hereinbefore conferred the Directors may appoint some person to execute an instrument of transfer of the shares sold and may cause the purchaser’s name to be entered in the register in respect of such shares.  The purchaser shall not be bound to see to the application of the purchase money or to the regularity of the proceedings in relation to the sale and his title to the shares shall not be affected by any irregularity or invalidity in such proceedings and after the purchaser’s name has been entered in the register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.                                 The net proceeds of any such sale after deduction of the costs of the sale shall be applied in or towards the payment of such part of the amount (including all interest) in respect of which the Company’s lien exists as is presently payable and the residue if any shall (subject to the lien for sums not presently payable as existed upon the shares before the sale) be paid to the person who at the date of sale was the registered holder of the shares or to his legal personal representative.

CALLS ON SHARES

18.                                 The Directors may from time to time make such calls as they shall think fit upon the members in respect of any moneys unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) but no such call shall be made either in respect of any moneys which are by the conditions of allotment of such shares made payable at fixed times or otherwise contrary to such conditions of allotment and each member shall pay the amount of every call so made on him to the persons and at the times and place specified by the Directors. A call may be made payable to instalments.

19.                                 If by the terms of issue of any share or otherwise any amount is made payable to the Company at any fixed time or by instalments whether on account of the amount of the share or by way or premium every such amount or instalment shall be payable as if it were a call duly made by the Directors of which due notice had been given and all the provisions of these Articles in respect of calls payment of interest and expenses forfeiture or otherwise shall apply to such amount or instalment accordingly.

20.                                 A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

21.                                 The Directors may on the issue of shares differentiate between such shares or between the holders thereof as to the amount of calls to be paid and the time of payment of such calls.

22.                                 The joint holders of a share shall be severally as well as jointly liable for the payment of all instalments and calls due in respect of such shares.

23.                                 Fourteen days’ notice of every call shall be given specifying the time and place of payment and to whom such call shall be paid PROVIDED THAT before the time for payment of such call the Directors may by notice in writing to the members revoke the same or extend the time for payment thereof.

24.                                 If the sum payable in respect of any call or instalment be not paid on or before the day appointed for the payment thereof the person from whom the sum is due shall be liable to pay interest on the sum at such rate not exceeding twenty dollars per centum per annum as the Directors shall determine from the day appointed for the payment thereof to the day of actual payment but the Directors may waive the payment of interest wholly or in part.

25.                                 On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder or one of the holders of the shares in respect of which such debt accrued; and that the resolution making the call is duly recorded in the minute book; and that notice of such call in pursuance of these Articles was duly given to the member sued; and it shall not be necessary to prove the appointment of the Directors who made such call or any other matters whatsoever but the proof of the matters aforesaid shall be conclusive evidence of the debt.

26.                                 The Directors may if they think fit receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up thereon.  Upon the moneys so paid in advance or on so much thereof as from time to time exceeds the amount of the calls then made the Company may pay or allow interest at such rate as may be agreed upon between the Directors and the members paying any such sum in advance but any amount for the time being paid in advance of calls shall not be included or taken into account in ascertaining the amount of any dividend payable upon the shares in respect of which such advance has been made.  The Directors may at any time repay the amount so advanced upon giving to such member one month’s notice in writing.

27.                                 No member shall be entitled in respect of any of the shares in the Company held by him whether alone or jointly with any other person to receive any dividend or to be present or to vote on any question either personally or by proxy at any general meeting or upon a poll or to be counted in a quorum whilst any part of a call or other sum shall be due and payable to the Company in respect of any of such shares.

TRANSFER OF SHARES

28.                                 (a)                                  Subject to these Articles, a member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form that the Directors approve.

(b)                                 An instrument of transfer referred to in sub-article 28(a) shall be executed by or on behalf of both the transferor and the transferee.

(c)                                  A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of the shares.

29.                                 The instrument of transfer must be left for registration at the registered office of the Company, together with such fee (if any) not exceeding $1.00 as the Directors require, accompanied by the certificate of the shares to which it relates and such other information as the Directors properly require to show the right of the transferor to make the transfer, and thereupon the Company shall, subject to the powers vested in the Directors by these regulations, register the transferee as a shareholder.

30.                                 The registration of transfers may be suspended at such times and for such periods as the Directors from time to time determine not exceeding in the whole 30 days in any year.

TRANSMISSION OF SHARES

31.                                 In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but this Article does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other persons.

32.                                 (a)                                  Subject to the Bankruptcy Act, 1966 a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such information being produced as is properly required by the Directors, elect either to be registered himself as holder of the share or to have some other person nominated by him registered as the transferee of the share:

(b)                                 If the person becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

(c)                                  If he elects to have another person registered, he shall execute a transfer of the share to that other person.

(d)                                 All the limitations, restrictions and provisions of these Articles relating to the right to transfer, and the registration of transfer of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

33.                                 (a)                                  Where the registered holder of a share dies or becomes bankrupt, his personal representative or the trustee of his estate, as the case may be, is, upon the production of such information as is properly required by the Directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt.

(b)                                 Where two or more persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purpose of these regulations, be deemed to be joint holders of the share.

FORFEITURE OP SHARES

34.                                 If any member fails to pay any call or instalment of a call by the day appointed for the payment thereof the Directors may at any time thereafter while any part of the call or instalment remains unpaid serve a notice on such member requiring him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

35.                                 The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of such notice) and a place or places on and at which such call or instalment and such interest and expenses as aforesaid (if any) are to be paid.  The notice shall also state that in the event of non-payment at or before the time and at the place appointed the share in respect of which the call was made or the instalment or other money is payable will be liable to be forfeited.

36.                                 If the requirements of any such notice as aforesaid are not complied with any share in respect of which such notice has been given may at any time thereafter before payment of all calls or instalments and interest and expenses (if any) due in respect thereof be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

37.                                 When any share shall have been so forfeited notice of the forfeiture shall be given to the holder of the share or the person entitled thereto by transmission immediately prior to the forfeiture and an entry of the forfeiture with the date thereof shall forthwith be made in the register but the failure to give such notice or to make such entry shall not in any way invalidate the forfeiture.

38.                                 Any share so forfeited shall be deemed to be the property of the Company and the Directors may sell re-allot and otherwise dispose of the same in such manner and in such terms as they think fit.

39.                                 The Directors may at any time before any share so forfeited shall have been sold re-allotted or otherwise disposed of annul the forfeiture thereof upon such terms and conditions as they think fit.  In the event of any share so forfeited being sold re-allotted or otherwise disposed of within twelve months of the date of forfeiture thereof any residue of moneys remaining after satisfaction of the unpaid calls or instalments accrued interest and expenses shall be paid to the person whose share shall have been forfeited or to his legal personal representative.

40.                                 A person whose share has been forfeited shall notwithstanding such forfeiture be liable to pay and shall forthwith pay to the Company all calls instalments interest and expenses owing and presently payable upon or in respect of and not paid on such share at the time of forfeiture together with interest thereon at the rate of twenty dollars ($20.00) per centum per annum from the date of the forfeiture to the date of payment in the same manner in all respects as if the share had not been forfeited without any deduction or allowance for the value of the share at the time of forfeiture; and the Directors may enforce the payment of such moneys or any part thereof if they think fit but shall not be under any obligation so to do.  Such liability of any such person shall cease if and when the Company shall have received payment in full of all such moneys in respect of the share so forfeited.

41.                                 A statement in writing declaring that the person making the statement is a Director or Secretary of the Company or is a person duly authorised by the Directors to make such a statement and that a share in the Company has been duly forfeited on a date stated in the declaration and has been sold re-allotted or otherwise disposed of in accordance with the Articles of the Company shall as against all persons claiming to be entitled to the share be prima facie evidence of the facts therein stated.  The Company may receive the consideration if any given for the share on any sale re-allotment or other disposition thereof and may (in an appropriate case) execute or appoint a person to execute a transfer of the share in favour of the person to whom the share is sold re-allotted or otherwise disposed of and such person shall thereupon be registered as the holder of the share which shall thereupon be deemed to be free and discharged from, all calls instalments interest and expenses due and owing to the Company in respect thereof prior to such purchase re-allotment or other disposition and such person shall not be bound to see to the application of the purchase money if any nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture or the sale re-allotment or other disposition of the share.

42.                                 The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

CONVERSION OF SHARES INTO STOCK

43.                                 The Company by resolution may convert any paid up shares into stock and re-convert any stock into paid up shares of any denomination.

44.                                 The holders of stock may transfer the same or any part thereof in the same manner and subject                           to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

45.                                 The holders of stock shall according to the amount of the stock held by them have the same rights privileges and advantages as regards dividends voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

46.                                 Such of the regulations of the Company as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stockholder”.

ALTERATION OF CAPITAL

47.                                 The Company may from time to time by resolution: -

(a)                                  increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(b)                                 consolidate and divide all or any of its share capital into shares of larger or smaller amount than its existing shares.

48.                                 Without prejudice to any special rights or privileges attached to any then existing shares of the Company the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and insofar as no direction be given as the Directors shall determine; and in particular such new shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special or without any right of voting.

49.                                 The Company in General Meeting may by special resolution before the issue of any new shares determine that such shares or any of them be offered in the first instance either at par or at a premium to all the existing holders of any one or more classes of shares in proportion to the amount of capital held by them respectively or make any other provisions as to the issue and allotment of the new shares; but in default of any such determination or insofar as the same shall not extend the new shares may be dealt with as if they formed part of the shares comprising the original capital.

50.                                 Except as otherwise provided by the conditions of issue or by these Articles any capital raised by the creation of new shares shall be subject to the same provisions with reference to allotment the payment of calls and instalments transfer and transmission forfeiture lien surrender and otherwise as the shares in the original share capital.  Unless it is otherwise determined in accordance with these Articles the new shares shall be ordinary shares.

51.                                 The Company may from time to time by resolution subdivide its shares or any of them into shares of a smaller amount so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each subdivided share shall be the same as it was in the case of the share from which the subdivided share is derived.

52.                                 The resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from such subdivision one or more of such shares shall have some preference or special advantage as regards dividends capital voting or otherwise over or as compared with the others or other.

53.                                 The Company may by resolution cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and may diminish the amount of its share capital by the amount of the shares so cancelled and the Directors may on behalf of the Company accept surrenders of shares in any case in which it is lawful for the Company so to do.

54.                                 The Company may from time to time by special resolution subject to the provisions of the Code and to the provisions of Article 10 reduce its capital and any capital redemption reserve fund or any share premium account by paying off capital or cancelling capital which has been lost or is unrepresented by available assets or reducing the liability on the shares or otherwise as may seem expedient and the capital may be paid off upon the footing that it may be called up again or otherwise.

BORROWING POWERS

55.                                 The Directors may from time to time at their discretion borrow with or without giving security therefore any sum or sums of money for the purposes of the Company.

56.                                 The Directors may raise or secure the repayment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit in particular by the issue of notes, bonds perpetual or redeemable debentures or debenture stock or any mortgage charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled capital for the time being.  Debentures, debenture stock, bonds, notes or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.  Any debentures, debenture stock, bonds, notes or other securities may be issued at a discount premium or otherwise and with any special privileges as to redemption surrender drawings allotment of shares attending and voting at General Meetings of the Company appointment of Directors and otherwise.

57.                                 If the Directors or any of them or any other person shall become personally liable for the payment of any sum primarily due from the Company the Directors may execute or cause to be executed any mortgage charge or security over or affecting the whole of any part of the assets of the Company by way of indemnity to secure the Directors or persons so becoming liable as aforesaid from any loss in respect of such liability.

58.                                 The Directors shall cause a proper register to be kept in accordance with the companies Code of all charges specifically affecting the property of the Company and shall duly comply with the requirements of Part IV Division 9 of the Code in regard to the registration of charges.

GENERAL MEETINGS

59.                                 The Company shall in each calendar year hold a General Meeting as its Annual General Meeting within five months or if an exempt proprietary company within six months after the end of its financial year in addition to any other meetings in that year and shall specify the meeting as such in the notices calling it; PROVIDED THAT the Company may hold its first Annual General Meeting within eighteen months after its incorporation but the Company shall hold such meeting within five months or if an exempt proprietary company within six months after the end of its financial year.  An annual General Meeting shall be held at such time and place as shall be determined by the Directors and indicated in the notices calling it.  The Company shall be deemed to have held an Annual General Meeting if it has held a General Meeting which complies with Section 240 (3) or (4) of the Code.

60.                                 Every General Meeting shall be specified as such in the notices calling it.

61.                                 The Directors may whenever they think fit convene a General Meeting and General Meetings shall also in accordance with the provisions of Section 241 of the Code be convened on such requisition or in default may be convened by such requisionists as provided by the said Section.

(a)                                  Subject to the provisions of Section 248 of the Code relating to special resolutions and to paragraph (b) of this Article fourteen days’ notice at the least of any General Meeting (exclusive of the day on which the notice is served or deemed to be served but inclusive of the day for which the notice is given) specifying the place day and hour of meeting and in the case of special business the general nature of such business shall be given in the manner hereinafter mentioned to the members or such persons as are entitled under these Articles to receive notices from the Company.

(b)                                 With the consent of all the members entitled to attend and vote thereat in the case of an Annual General Meeting or in the case of any other General Meeting with the consent of a majority in number of the members having the right to attend and vote thereat being a majority which together holds not less than ninety-five per centum in nominal value of the shares giving the right to so attend and vote such Meeting may be convened on less than fourteen days’ notice.  Consent by any one of several joint holders of a share shall be deemed to be consent by all holders of that share.

62.                                 The accidental omission to give notice of any meeting to or the non-receipt of any notice by any member shall not invalidate the proceedings at any such meeting or any resolution passed thereat.

PROCEEDINGS AT GENERAL MEETINGS

63.                                 The business of an Annual General Meeting shall be to receive and consider the profit and loss account the balance sheet and the reports of the Directors and of the Auditors and the Statement of the Directors to elect Directors and Auditors in place of those retiring and to declare dividends and to transact any other business which under these Articles and the Code ought to be transacted at an Annual General Meeting.  All other business transacted at an Annual General Meeting and all business transacted at a General Meeting shall be deemed special business.

64.                                 No business shall be transacted at any General Meeting unless the quorum requisite be present at the commencement of that business.  A quorum shall be two persons personally present or present by proxy.

65.                                 If within fifteen minutes from the time appointed for the meeting a quorum is not present the meeting if convened upon the requisition of members shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day time and place as the Directors may by notice to the members appoint.  If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting the meeting shall be dissolved.

66.                                 The Chairman of Directors or in his absence the Deputy Chairman if any shall preside at every General Meeting.  If there be no Chairman or Deputy Chairman of Directors or if at any meeting he or they shall not be present within fifteen minutes after the time appointed for holding such meeting or being present shall be unwilling to act as Chairman of the meeting the Directors present shall choose a Chairman and in default of their doing so the members present shall choose one of the Directors present to be Chairman of the meeting or if no Director be then present or if all the Directors then present decline to take the chair the members personally present shall choose one of their number to be Chairman of the meeting.

67.                                 The Chairman of a General Meeting may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  If any meeting or adjourned meeting of the Company shall be adjourned for more than fourteen days notice of such adjournment shall be given to the members in the same manner in which the notice is directed to be given to members in respect of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at such adjourned meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

68.                                 At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded: -

(a)                                  by the Chairman of the Meeting;

(b)                                 by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(c)                                  by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.  Unless a poll is so demanded a declaration by the Chairman of the Meeting that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

69.                                 Except as provided in Article 71 if a poll is duly demanded it shall be taken in such manner and at such time (within fourteen days) and place as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  No notice need be given of a poll not taken immediately.

70.                                 The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question for which a poll has been demanded.  The demand for a poll may be withdrawn.

71.                                 No poll shall be demanded on the election of a Chairman of a meeting.  A poll demanded on a question of adjournment shall be taken at the meeting and without adjournment.

72.                                 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

73.                                 Subject to the provisions of the Code a resolution signed by all the members of the Company for the time being entitled to vote shall be as valid and effectual as if it had been passed at a duly convened and constituted General Meeting of the Company.  A resolution shall have effect pursuant to this Article notwithstanding that the members entitled to vote sign separate copies of the resolution.

74.                                 In accordance with Section 244 of the Code any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any General Meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.  When such a representative of a corporation is present at a meeting of the Company and is a person not otherwise entitled to be present at such meeting the corporation which he represents shall for the purpose of these Articles be deemed to be personally present at the meeting.

VOTES OF MEMBERS

75.                                 A member shall be entitled to be present and to vote on any question either personally or by proxy or as proxy for any other member at any general meeting or upon a poll or on any resolution passed in accordance with Article 73 and to be reckoned in a quorum in respect of any full paid-up share and any shares upon which all calls or instalments due and payable to the Company shall have been paid but subject to any contrary provision of these Articles and to the conditions of issue of any share not otherwise.

76.                                 Subject to the other provisions of these Articles on a show of hands every member personally present or present by proxy or by virtue of Article 74 deemed to be personally present shall have one vote and upon a poll every member present in person or by proxy or attorney or being a corporation by a representative duly appointed pursuant to the said Article 74 shall have one vote for every share held by him.

77.                                 On a poll a member entitled to more than one vote need not if he votes use all his votes or cast all the votes he uses in the same way.

78.                                 Where there are joint holders of any share the vote of the senior of them who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders of such share; and for this purpose seniority shall be determined by the order in which the names of such joint holders stand in the Register of members.

79.                                 Any person entitled to a share in consequence of the death or bankruptcy of a member may attend and vote at any General Meeting in respect thereof in the same manner as if he were the registered holder of such share PROVIDED THAT forty-eight hours at least before the time of holding the meeting or adjourned meeting as the case may be at which he proposes to vote he shall satisfy the Directors of his right to transfer such share or the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

80.                                 A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental health may vote whether on a show of hands or on a poll by his committee or by his trustee or by such other person as properly has the management of his estate and any such committee trustee or other person may vote by proxy or attorney.

81.                                 No member shall be entitled to, vote at any General Meeting unless all calls or other sums presently payable by him in respect of any shares in the Company have been paid.

82.                                 No objection shall be raised to the qualification of any voter or otherwise to the validity of any vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

83.                                 On a poll votes may be given personally or by proxy or attorney or in the case of a corporation by a representative duly authorised in accordance with Articles 74.

84.                                 The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or if the appointer is a corporation either under its seal or under the hand of an officer or attorney duly authorised.  A Proxy need not be a member of the Company.  Every notice convening a meeting of the Company shall note that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him.

85.                                 The instrument appointing a proxy and the power of attorney or other authority if any under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or in the case of a poll not less than twenty-four hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.  No instrument of proxy shall be valid after the expiration of twelve months from the date of its execution except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in case where the meeting was originally held within twelve months from that date.

86.                                 An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit: -

                                                                                                                                                                          Limited

I/We,                                                       of                                                  being a member/members of the above-named Company hereby appoint                                                              of                                                              or failing him,                                                 of                                                   as my/our proxy to vote for me/us on my /our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company to be held on the            day of                                 , 200         and at any adjournment thereof.

Signed this                day of                                         , 19                                               *in favour of the resolution.

This form is to be used against                                                .

* Strike out whichever is not desired.  (Unless otherwise instructed the proxy may vote as he thinks fit).

87.                                 The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

88.                                 Any member may by power of attorney duly executed in the presence of one witness at least appoint an attorney to act on his behalf at all or any meeting of the Company and such power of attorney or a properly certified copy thereof shall at least forty-eight hours before the time for holding the meeting be deposited with the Secretary at the office together with such evidence (if any) of the due execution thereof and the non-revocation thereof as the Directors may require.

89.                                 A vote at a general meeting in accordance with the terms of an instrument of proxy or a power of attorney shall be valid notwithstanding the previous death of the principal or revocation of the proxy or power of attorney or transfer of the share in respect of which the vote is given provided no intimation in writing of the death revocation or transfer shall have been received at the office before the meeting.

DEADLOCK:  MEETINGS OF MEMBERS OR DIRECTORS

90.                                 If upon a poll there is an equality of votes for and against any motion the Chairman shall not be entitled to any second or casting vote.

DIRECTORS

91.                                 The number of Directors shall not be less than two nor more than nine provided that the Company may from time to time by resolution increase or reduce the number of Directors but shall not reduce the minimum number of Directors to below two.

92.                                 (a)                                  The first Directors of the Company shall be appointed by the subscribers to the Memorandum and Articles of Association.

(b)                                 The Company in General Meeting may by resolution appoint any person as a Director either to fill a casual vacancy or as an addition to the number of Directors, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed in accordance with these Articles.

(c)                                  The Directors shall have power at any time and from time to time to appoint any other person as a Director, either to fill a casual vacancy or as an addition to the board, but so that the total number of Directors shall not at any time exceed the maximum number (if any fixed in accordance with these Articles).

(d)                                 Unless otherwise determined by the Company in general meeting there shall be no shareholding requirement for a Director.

(e)                                  All the Directors of the Company shall be natural persons.

(f)                                    The Company in general meeting may at any time by resolution remove any Director from office.

VACATION OF OFFICE

93.                                 In addition to the circumstances in which the office of a Director becomes vacant by virtue of the Code or by virtue of any order made under the Code the office of a Director shall ipso facto be vacated:

(a)                                  If he becomes bankrupt or insolvent or suspends payment or compounds with his creditors;

(b)                                 If he be convicted of an indictable offense;

(c)                                  If he becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under any law relating to mental health;

(d)                                 If by notice in writing to the Company he resigns his office.

PROVIDED THAT no proceedings of the Board shall be invalidated by reason of any Director taking part or concurring therein being then disqualified.

DIRECTOR’S CONTRACTS

94.                                 No Director shall be disqualified by his office from holding any office or place of profit (except that of Auditor) under the Company or under any corporation in which this Company shall be a shareholder or which is a member of this Company or otherwise interested or from contracting with the Company either as vendor purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relationship thereby established but the nature of his interest must be declared by him in accordance with the provisions of the Code.  A Director may be counted in a quorum and may vote in respect of any contract or arrangement in which he is interested.  A general notice that a Director is a member of any specified firm or corporation and is to be regarded as interested in all transactions with that firm or corporation shall be a sufficient declaration under this Article as regards such Director and the said transactions and after such general notice it shall not be necessary for such Director to give any special notice relating to any particular transaction with that firm or corporation.  It shall be the duty of the Secretary to record in the Minutes any declaration made or any general notice as aforesaid given by a Director in pursuance of this Article.

95.                                 A Director of the Company may be or become a Director or other officer of or otherwise interested in any corporation promoted by the Company or which is a subsidiary or parent of the Company or in which the Company may be interested in any way whatsoever and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of or from his interest in such corporation unless the Company otherwise directs.  The Directors may exercise the voting power conferred by the shares in any such other corporation held or owned by the Company or exercisable by them as Directors of such other corporation in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of the Directors or other officers of such corporation) and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be or be about to be appointed a Director or other officer of such corporation and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

MANAGING DIRECTOR

96.                                 The Directors may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit and subject to the terms of any contract between him and the Company may revoke such appointment.  The appointment of a Managing Director shall be automatically determined if he cease from any cause to be a Director.

97.                                 The remuneration of a Managing Director and of any other executive Director shall subject to any resolution of a General Meeting from time to time be fixed by the Directors and may be by way of a fixed salary or of commission on dividends profits or turnover of the Company or of any corporation in which the Company is interested or by participation in any such profits or by way of pension or retiring allowance or by any or all of those modes.

98.                                 The Directors may from time to time entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and from time to time revoke withdraw alter or vary all or any of such powers.

POWERS OF DIRECTORS

99.                                 The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not by the Code or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any of these Articles and to the provisions of the Code and also to such regulations (not being inconsistent with the aforesaid Articles or provisions) as may be prescribed by the Company in General Meeting; but no such regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.  The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

100.                           Without prejudice to the generality of Article 99 the Directors may exercise all of the powers of the Company in respect of borrowing money and securing the repayment thereof and related matters whether such powers are derived from these Articles from the Memorandum of Association of the Company or from any other source.

101.                           Directors may from time to time by power of attorney appoint any corporation firm or person or body of persons fluctuating or otherwise whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors think fit and may also authorise any such attorney to delegate all or any of the powers authorities and discretions vested in him.

102.                           All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed drawn accepted endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

MINUTES

103.                           The Directors shall cause Minutes to be duly entered in books provided for the purpose:

(a)                                  of the names of the Directors present at each meeting of the Board and of any committee of Directors;

(b)                                 of all appointments of officers made by the Board;

(c)                                  of all resolutions and proceedings of all meetings of the Company and of the Directors and of committees of Directors.

104.                           The Directors shall cause the minutes of every meeting of the Board or of the Company to be signed by the Chairman of such meeting or by the Chairman of a succeeding meeting and if purporting to be so signed all such minutes shall be evidence of the proceedings to which such minutes relate.

PROCEEDINGS OF DIRECTORS

105.                           The Directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be determined by a majority of votes.  Each Director present at a meeting (or if he is absent his alternate Director if any) and competent to vote shall have one vote.  A Director who is an Alternate Director for one or more of the other Directors may in addition to giving his own vote at a Meeting of the Directors give one vote on behalf of each other Director whom he represents as an Alternate Director at the meeting and who is not personally present.  A Director may and the Secretary shall at the request of any Director at any time summon a meeting of the Directors.

106.                           The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and unless so fixed shall be two.  An Alternate Director shall be counted in a quorum at a meeting at which the Director appointing him is not present and a Director or Alternate Director interested in any business of the meeting may be counted in a quorum notwithstanding his interest; but a quorum shall not be constituted solely by a Director who is also an Alternate Director for one or more other Directors.

107.                           A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities powers and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

108.                           The Directors may elect any one of their number to be Chairman of their meetings and may determine the period for which he is to hold office.  If no Chairman is elected or if at any meeting the Chairman is not present within fifteen minutes of the time appointed for holding the same and willing to act the Directors present shall choose some one of their number to be Chairman of such meeting.

109.                           The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit.  Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.  Save as aforesaid the meetings and proceedings of a committees consisting of more than one person shall be governed by the provisions of these Articles regulating the proceedings and meetings of Directors.

110.                           All acts done at any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall not withstanding that it shall afterwards be discovered that there was some defect in the appointment or continuance in office of any such Directors or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director and had been entitled to be a Director.

111.                           The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company and for no other purpose.

112.                           A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

ALTERNATE DIRECTORS

113.                           Each Director shall have power from time to time to appoint any person approved for that purpose by the majority of the other Directors to be an Alternate Director in his place during such times and from time to time as he shall appoint and shall have power at his discretion to remove such Alternate Director.  An Alternate Director may act in the place of the Director who appointed him and shall be entitled to notice of every meeting of the Directors as if he were a Director and may attend any such meeting and except while the Director who appointed him is also present vote thereat as a Director (without prejudice to his right to vote on late own account if he is himself a Director) and shall exercise and discharge all the rights powers and duties of the Director he represents including the power hereby granted for the appointment of an Alternate Director and shall be subject in all respects to the conditions existing with reference to the other Directors except that he shall not be required to hold qualification shares (if any) and shall not be entitled to be remunerated otherwise than out of the remuneration of the Director who appointed him.  In respect of such remuneration (if any) the rights of the Alternate Director shall be against the Director who appointed him only and not against the Company.  An Alternate Director shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him.  If any Director who has for the time being an Alternate Director shall cease to be a Director the Alternate Director shall thereupon cease to be a Director.  Any appointment or removal of an Alternate Director may be made by notice in writing delivered (by means including the ordinary postal services) to the registered office of the Company or to the Secretary personally and shall take effect upon and from the time of such notice being so delivered.

BRANCH REGISTER

114.                           The Directors may exercise all the powers of the Company in relation to any official seal for use outside the State and in relation to Branch Registers.

SECRETARY

115.                           The Secretary of the Company shall be appointed by the Directors.  The Directors may at any time appoint a person as an additional Secretary or as Acting Secretary or as a temporary substitute for the Secretary who shall for the purposes of these Articles be deemed to be and may be referred to as the Secretary.

THE SEAL

116.                           The Directors shall provide a Common Seal for the Company and shall provide for the safe custody of that seal which shall only be used by the authority of the Directors previously given and in the presence of one Director at the least who shall sign every instrument to which the seal is affixed and every such instrument shall be counter-signed by another Director or the Secretary or some other person appointed by the Directors.  A Director may affix the seal to or sign any instrument as aforesaid notwithstanding he may be in any way interested in the transaction.

DIVIDENDS AND RESERVE

117.                           The Directors may from time to time declare such dividends as they may think fit and may fix the time for payment thereof.

118.                           No dividend shall be payable except out of the profits of the Company and no dividend shall carry interest as against the Company.

119.                           The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

120.                           The Directors may before declaring any dividend set aside out of the profits of the Company such sums as they think proper as a reserve or reserve fund to meet the contingencies or for equalizing dividends or for special dividends or for repairing improving and maintaining any property of the Company or for such other purposes as the Directors shall in their absolute discretion think conducive to the interests of the Company and may invest the several sums to set aside upon such investments (other than shares of the Company) as they may think fit and from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company and may divide the reserve or reserve fund into such special funds as they think fit and employ the reserve or reserve fund or any part thereof in the business of the Company.

121.                           Subject to the provisions of these Articles and without prejudice to the rights of the holders of shares with special rights (if any):

(a)                                  The Directors may from time to time declare and pay to the holders of any class or classes of shares such interim dividends as they think fit and such interim dividends may be paid out of current profits of the then financial year or out of any other profits as the Directors in their absolute discretion shall think fit and declare.

(b)                                 Final dividends may be declared and paid out of any profits of the Company.

(c)                                  Interim and final dividends may be determined declared and paid in respect of one or more classes of shares to the exclusion of the others or other.

122.                           Subject to and without prejudice to the foregoing provisions of these Articles the profits of the Company shall be divisible amongst the members or any class of members according to the amounts paid up on the shares held by them.

123.                           The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts liabilities or engagements in respect of which the lien exists.

124.                           The Directors when declaring a dividend may make a call on the members of such amount as they determine but so that the call on each member shall not exceed the dividend payable to him and so that the call be made payable at the same time as the dividend.  The dividend may if so arranged between the Board and the member be set off against the call.

125.                           With the sanction of a General Meeting any dividend may be paid wholly or in part by the distribution of specific assets and in particular of paid-up shares or debenture of any corporation or in any one or more of such ways.  Where any difficulty arises in regard to such distribution the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Directors.

126.                           Any dividend interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or in the case of joint holders to the registered address of that one of the joint holders who is first named on the Register (of members) or to such person and to such address as the holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends bonuses or other moneys payable in respect of the shares held by them as joint holders.

127.                           All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof PROVIDED HOWEVER that the Company shall comply with any applicable Statute relating to Unclaimed Moneys.

ACCOUNTS

128.                           The Directors shall cause proper accounting and other records to be kept and shall distribute copies of balance sheets profit and loss accounts reports and other documents as required by the Code and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or paper of the Company except as conferred by Statute or authorised by the Directors or by the Company in General Meeting.

CAPITALISATION OF PROFITS

129.                           The Directors may resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution (and not required for the payment or provision of the fixed dividend on any shares entitled to fixed preferential dividends) and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid or partly in the one way and partly in the other and the Directors shall give effect to such resolution PROVIDED THAT a share premium account and a capital redemption reserve fund may for the purposes of this Article only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

130.                           Whenever such a resolution as is mentioned in Article 129 shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully-paid shares or debentures if any and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares (or debentures) to which they may be entitled upon such capitalisation (or as the case may require for the payment up by the Company on their behalf by the application thereto of their respective proportions of the profits resolved to be capitalised of the amount or any part of the amounts remaining unpaid in their existing shares) and any agreement made under such authority shall be effective and binding on all such members.

AUDITORS

131.                           Subject to the provisions of Section 279 of the Code Auditors shall be appointed and their appointment removal and duties shall be regulated in accordance with Division 3 of Part VI of the Code.

NOTICES

132.                           A notice may be given by the Company to any member either personally or by sending it by post to him at his registered address or (if he has no registered address within the State) to the address if any supplied by him to the Company for the giving of notices to him.  Where a notice is sent by post service of the notice shall be deemed to be affected by properly addressing prepaying and posting a letter containing the notice and to have been effected in the case of a notice of a meeting on the day after the date of its posting and in any other case at the time at which the letter would be delivered in the ordinary course of post.

133.                           Any notice by a court of law or otherwise required or allowed to be given by the Company to the members or any of them by advertisement shall be sufficiently advertised if advertised once in one daily newspaper, circulating in the capital city and metropolitan area of such city in the state of incorporation of the Company.

134.                           A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named on the register in respect of the share.

135.                           Any notice or document sent by post to or left at the registered address of any member in pursuance of these Articles shall notwithstanding such member be then deceased or bankrupt and whether or not the Company have notice of his decease or bankruptcy be deemed to have been duly served in respect of any shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in any such share.

136.                           (1)                                  Notice of every General Meeting shall be given in any manner hereinbefore authorised to:-

(a)                                  every member except those members who (having no registered address within the State) have not supplied to the Company an address for the giving of notices to them;

(b)                                 every person entitled to a share in consequence of the death or bankruptcy of a member who but for his death or bankruptcy would be entitled to receive notice of the meeting;

(c)                                  the Directors of the Company;

(d)                                 the Auditor or Auditors for the time being of the Company.

(2)                                  No other person shall be entitled to receive notice of General Meetings.

WINDING UP

137.                           If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that as nearly as may be the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up on the shares held by them respectively at the commencement of the winding up.  If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up or which ought to have been paid up on the shares held by them respectively but this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

138.                           If the Company be wound up whether voluntarily or otherwise the liquidator may with the sanction of a Special Resolution divide among the contributories in specie or kind any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the liquidator with the like sanction shall think fit.  If thought expedient any such division may be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the Memorandum of Association) and in particular any class may be given preferential or special rights or may be excluded altogether or in part; but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined, any contributory who would be prejudiced thereby shall have a right to dissent and ancillary rights as if such determination were a Special Resolution passed pursuant to Section 409 of the Code.  If any shares to be divided as aforesaid involve a liability to calls or otherwise any person entitled under such division to any of the said shares may within ten days after the passing of the first mentioned Special Resolution by notice in writing direct the liquidator to sell his proportion and pay him the net proceeds and the liquidator shall if practicable act accordingly.

INDEMNITY

139.                           Subject to the provisions of Section 237 of the Code every Director manager or officer of the Company or any person (whether an officer of the Company or not) employed by the Company as Auditor shall be indemnified out of the funds of the Company against all liability incurred by him as such Director manager officer or Auditor in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 535 of the Code in which relief is granted to him by the Court.

140.                           Subject to the Code no Director Auditor or other officer of the Company shall be liable for the acts receipts neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy insolvency or tortious act of any person with whom any moneys securities or effects shall be deposited or for any loss occasioned by any error of judgment omission default or oversight on his part or for any other loss damage or misfortune whatever which shall happen in relation thereto unless the same happen through his own negligence default breach of duty or breach of trust.

We, the several persons whose names are subscribed being the subscribers to the Memorandum of Association hereby agree to the foregoing Articles of Association:

Witness to both the above signatures: